Exhibit 10.4

Purchase Option Agreement

This Purchase Option Agreement (this “Agreement”) dated on March 26, 2009, is entered into in Beijing, People’s Republic of China (the “PRC”) by and among:

Shareholder A: Dalian Dongfangzheng Development Co., Ltd.
Address: Santangcun, Lingang Industry Zone, Changxingdao, Dalian, P.R. China
Legal Representative: An Fengbin

Shareholder B: Wang Yu
ID No.: 210202196302190736
Nationality: P.R. China

Shareholder C: Wang Jing
ID No.: 210211196801020420
Nationality: P.R. China

Shareholder D: Wang Xin
ID No.:210624651113001
Nationality: P.R. China

(Shareholders A, B, C, and D including their respective successors and legal assignees, are hereinafter referred to collectively as the “Party A”.)

Party B: Dalian Fusheng Consulting Co., Ltd.
Address: No.1 Bintaoyuan, Binhaixilu, Xigang District, Dalian, P.R. China
Legal Representative: LAI Wai Chi

Party C: Dalian Xingyuan Marine Bunker Co., Ltd.
Address:Lijiacun, Dalianwan, Ganjingzi District, Dalian, P.R. China
Legal Representative: An Fengbin

 (In this Agreement, the parties above are hereinafter individually referred to as a “Party”, and collectively referred to as the “Parties”.)

WHEREAS, Party B is a wholly foreign-owned enterprise registered in The People's Republic of China (the "PRC") under the laws of PRC and owns resources to provide business consulting services;

WHEREAS, Party C is a domestic company with exclusively domestic capital registered in the PRC and is mainly engaged in the business of producing and selling marine bunker (“Business”);

WHEREAS, Shareholders A, B, C, D hold 85%, 9%, 3%, and 3% of the equity in Party C, respectively;

WHEREAS, Party A agrees to exclusively grant Party B an irrevocable purchase option (the “Purchase Option”) whereby Party A shall, to the extent permitted by the PRC Laws, at the request of Party B, transfer the Expected Equities (as defined below) to Party B and/or any other entity or person designated by Party B pursuant to this Agreement. Each member of Party A will not execute their preemptive right as defined by the PRC company law.

WHEREAS, Party C agrees Party A shall grant Party B the Purchase Option pursuant to this Agreement.

Now, therefore, the Parties agree as below:

Article 1 Definitions

1.1 Unless otherwise construed under context, in this Agreement, the following terms shall have the meanings set forth below:

“PRC Laws”: mean the then effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China.

“Expected Equities”: with respect to each of Party A, means the total equity interests held by it in the registered capital of Party C; with respect to Party A as a whole, means the 100% equity interests in the registered capital of Party C. This term also include the further issued shares after the signing of this agreement.

“Transferred Equity”: means when Party B exercises its Purchase Option (the “Exercise”), the equity interests which Party B has the right to request each or both of the members of Party A to transfer to it or its designated entity or person as required in Article 3.2 hereof, in the amount of all Expected Equities or a portion thereof to be solely determined by Party B subject to the provisions of the PRC Laws then in force and its business concerns.

“Transfer Price”: means, for each Exercise, the total consideration to be paid to Party A by Party B or its designated entity or person for acquisition of the Transferred Equity.

“Party C Assets”: means all tangible and intangible assets that Party C owns or has the right to use during the term of this Agreement, including but not limited to any real property, personal property and trademark, copyright, patent, know-how, domain name, software license and other intellectual property rights.

“Material Agreements”: mean the agreements entered into by Party C and Party B which have a material impact on the business or assets of Party C, including but not limited to the Exclusive Consulting Agreement, the Operating Agreement and other agreements relating to Party C’s business.

1.2 The references to any PRC Laws shall be deemed:

(1) to include the references to the amendments, alterations, supplements and reenactments of such PRC Laws, whether effective prior to or after the date hereof; and

(2) to include the references to the decisions, circulars and rules that are formed thereunder or take effect as a result thereof.

1.3 Unless the context otherwise specifies, references to the articles, sub-articles, items and paragraphs herein shall be made to such articles, sub-articles, items and paragraphs in this Agreement.

Article 2 Grant of Purchase Option

2.1 The members of Party A hereby severally and jointly agree to irrevocably, unconditionally and exclusively grant Party B a Purchase Option whereby to the extent permitted by the PRC Laws, Party B has the right to request Party A to transfer the Expected Equities to it or its designated entity or person in the manner specified herein. Party B agrees to accept such option.

2.2 Party C hereby agrees to Party A granting to Party B such Purchase Option pursuant to above Article 2.1 and other provisions hereof.

Article 3 The Exercise of the Option

3.1 To the extent permitted under the PRC Laws, Party B, at its sole discretion, may decide the specific time, method and number of its Exercise.

3.2 To the extent that the PRC Laws then in effect permit Party B and/or its designated entity or person to hold all of the equity interests in Party C, Party B may select to exercise its Purchase Option in whole at a time through the acquisition of all of the Expected Equities by Party B and/or its designated entity or person. If the PRC Laws then in effect permit Party B and/or its designated entity or person to hold only a portion of the equity interests in Party C, Party B shall have the right to determine the amount of the Transferred Equity to the extent below the cap on shareholding percentage (the “Shareholding Cap”) under the PRC Laws then in effect and Party B and/or any other entity or person designated by it will acquire such amount of the Transferred Equity from Party A. In the latter case, as the Shareholding Cap permitted under the PRC Laws is gradually loosened, Party B shall have the right to exercise its Purchase Option in phases, with a view to finally acquire all of the Expected Equities.

3.3 Party B, for each Exercise by it, has the right to solely determine the amount of Transferred Equity to be transferred by Party A to Party B and/or other entity or person designated by it in such Exercise and Party A shall respectively transfer the Transferred Equity in the amount specified by Party B to Party B and/or other entity or person designated by it. Party B and/or other entity or person designated by it shall, for the Transferred Equity received by each of them in each Exercise, pay the Transfer Price to Party A who transfers such Transferred Equity.

3.4 At the time of each Exercise, Party B may itself accept the Transferred Equity or designate any third party to accept all or a portion of the Transferred Equity.

3.5 Each time after Party B decides on an Exercise, it shall deliver to Party A a notice on exercise of the Purchase Option (the “Exercise Notice”, in the form attached hereto as Appendix 1). Upon receipt of the Exercise Notice, Party A shall immediately transfer the Transferred Equity to Party B and/or other entity or person designated by it in the manner specified in Article 3.3 hereof.

3.6 The members of Party A hereby severally and jointly undertake and warrant that upon delivery of the Exercise Notice by Party B:

(1) Party A shall immediately convene a meeting of shareholders and, by adopting shareholders’ resolutions and taking all other necessary actions, agree to transfer all of the Transfer Equity to Party B and/or other entity or person designated by it at the Transfer Price;

(2) Party A shall enter into an equity transfer agreement with Party B and/or other entity or person designated by it to transfer all of the Transfer Equity to Party B and/or other entity or person designated by it at the Transfer Price; and

(3) Party A shall, at the request of Party B and as provided under laws and regulations, provide necessary assistance to Party B (including providing and executing all relevant legal documents, completing all governmental approval and registration procedures and assuming all relevant obligations) to allow Party B and/or other entity or person designated by it to acquire all of the Transferred Equity free from any defect in law.

Article 4 Transfer Price

At the time of each Exercise by Party B, the total Transfer Price paid to Party A or its designated entity or person shall be determined by Party A and Party B from one of following two prices: i) RMB 10.00; or ii) the lowest price permitted under PRC laws. Subject to the compliance with any applicable law, the Transfer Price received by Party A as a result of such equity transfer shall be delivered to Party C.

Article 5 Representations and Warranties

5.1 The members of Party A hereby severally and jointly represent and warrant as below and such representations and warranties shall remain valid the same as they were made at the time of transfer of the Expected Equities:

5.1.1 Each of Party A is a PRC resident with full civil capacity; it has the full and independent legal status and capability to execute, deliver and perform this Agreement and can act independently as a subject in a legal action.

5.1.2 Each of Party A has the full powers and authorizations to execute and deliver this Agreement and all other documents in connection with the transaction contemplated hereby to which it is a party and has the full powers and authorizations to consummate the transaction contemplated by this Agreement.

5.1.3 This Agreement will be lawfully and duly executed and delivered by Party A. This Agreement will constitute a valid and binding obligation of Party A, enforceable against it in accordance with the terms hereof.

5.1.4 The members of Party A are the registered lawful owners of the Expected Equities as of the time when this Agreement become effective. Except for the rights created by means of this Agreement, the Equity Pledge Agreement entered into between Party A and Party B, and other agreements or legal documents entered into by Party A and Party B and/or Party C, the Expected Equities shall be free from any liens, pledges, claims and other security interests and third-parties rights. Under this Agreement, Party B and/or other entity or person designated by it may, following each Exercise, have the clean title to the Transferred Equity free from any liens, pledges, claims and other security interests or third-parties rights.

5.2 Party C hereby represents and warrants that:

5.2.1 Party C is a limited liability company duly incorporated and validly existing in the PRC and has the independent legal person status. It has the full and independent legal status and capability to execute, deliver and perform this Agreement and can act independently as a party in litigation.

5.2.2 Party C has the full corporate powers and authorizations to execute and deliver this Agreement and all other documents in connection with the transaction contemplated hereby to which it is a party and has the full powers and authorizations to consummate the transaction contemplated by this Agreement.

5.2.3 This Agreement will be lawfully and duly executed and delivered by Party C. This Agreement will constitute a valid and binding obligation of Party C.

5.2.4 The members of Party A are the registered lawful shareholders of Party C as of the time when this Agreement become effective. Under this Agreement, Party B and/or other entity or person designated by it may, following each Exercise, have the clean title to the Transferred Equity free from any liens, pledges, claims and other security interest or third-parties rights.

Article 6 Party A’s Undertakings

Each of Party A hereby severally undertakes as follows:

6.1 During the term of this Agreement, unless otherwise disclosed to Party B and consented to by Party B in writing in advance or imposed by any applicable laws, it shall not:

6.1.1 assign or otherwise dispose of any Expected Equities or create any security interest or other third-party right on any Expected Equities;

6.1.2 increase or decrease the registered capital of Party C;

6.1.3 declare distribution of or actually distribute any distributable profits or dividends;

6.1.4 agree to or cause any merger or division of Party C;

6.1.5 directly or indirectly hold any equity interest in, serve as a director of, become an employee of or provide any service to (except for the services provided during the ordinary course of Party C’s business), any domestic or foreign entity which engages in any business similar or competitive to that of Party C;

6.1.6 cause Party C to be terminated, liquidated or dissolved; and

6.1.7 amend the articles of association of Party C.

6.2 It shall ensure that Party C will comply with Party C’s undertakings set forth below under Article 7.1 during the term of this Agreement.

6.3 During the term of this Agreement, it shall use all its endeavors to grow Party C’s business, ensure Party C is operated in a lawful and compliant manner and shall have no action or omission which may damage Party C’s assets or goodwill or affect the validity of the various business certificates, licenses and qualifications required to be obtained by Party C. When it ceases to be a shareholder of Party C, it shall cause its successor to accept in writing the rights and obligations hereunder with equal validity.

6.4 Party A undertakes to, upon the reasonable request of Party B, take all the necessary actions and execute any necessary documents (including without limitation to complementary agreements to this Agreement) for the purpose of the exercise and realization of all the rights under this Agreement.

6.5 Without breach of other provisions of this Agreement, if at any time the PRC publishes or amends any laws, regulations and rules or the interpretation or application thereof is changed, or any alteration occurs to the relevant registration procedures, in each case making it illegal for Party B to maintain the validity of this Agreement and/or to exercise the rights specified herein in such manner as provided hereunder, or deemed to violate such laws, regulations or rules, in order to achieve the following purposes, it shall, at the written instructions and reasonable request of Party B, promptly take certain actions and/or enter into certain agreements or other documents:

(1) maintaining the validity of this Agreement;

(2) being able to dispose of any pledged collateral in such manner as specified herein; and/or

(3) sustaining or fulfilling the intent of this Agreement.

Article 7 Party C’s Undertakings

7.1 Party C undertakes that during the term of this Agreement, unless otherwise disclosed to Party B and consented to by Party B in writing in advance or imposed by any applicable laws, it shall not:

7.1.1 dispose of any Party C’s Assets other than in the ordinary course of business;

7.1.2 dispose of in any way its operation rights and/or profit-sharing rights in connection with any of its business other than in the ordinary course of business;

7.1.3 terminate any Material Agreement to which it is a party or enter into any other agreement in conflict with any existing Material Agreement;

7.1.4 make any lendings or borrowings, or provide guarantee or perform in such manner as providing a guarantee, or assume any substantial obligations other than in the ordinary course of business;

7.1.5 acquire any entity or invest in any entity; and

7.1.6 maintain or permit maintenance of, any money of Party C in the account of any other entity or person except in the ordinary course of business under temporary circumstances.

7.2 If any third-party consent, permit, waiver, authorization or any approval, permit, exemption from or registration or filing with (as required under law) any governmental entity for the execution and performance of this Agreement and the grant of the Purchase Option hereunder is required, Party C shall endeavor to assist in satisfying the foregoing requirements.

7.3 Without the prior written consent of Party B, Party C will not assist or permit Party A to assign or otherwise dispose of any Expected Equities or encumber any Expected Equities with any security interest or other third-party rights.

7.4 Party C shall not take or allow any act or action which may adversely affect Party B’s interests under this Agreement.

Article 8 Confidentiality Obligations

8.1 Whether or not this Agreement is terminated, Party A shall remain subject to the confidentiality obligations with respect to the information set forth below:

(1) the execution and performance of this Agreement and the terms hereof;

(2) the trade secrets, proprietary information and customer information in respect of Party B acquired or received by it as a result of the execution and performance of this Agreement; and

(3) the trade secrets, proprietary information and customer information (the “Confidential Information”) in respect of Party C acquired or received by it in the capacity of Party C’s shareholder.

Party A shall use such Confidential Information solely for the purpose of performing its obligations under this Agreement. Without Party B’s written consent, none of Party A may disclose such Confidential Information to any third party, failing which the disclosing party shall be held liable for such breach and compensate any losses arising therefore.

8.2 Upon the termination of this Agreement, Party A shall, at the request of Party B, return, destroy or otherwise dispose of all documents, materials or software containing the Confidential Information and cease to use such Confidential Information.

8.3 Notwithstanding the other provisions hereof, this Article Nine shall survive the suspension or termination of this Agreement.

Article 9 Term

This Agreement shall become effective from the date of signing by the parties and shall terminate after all Expected Equities are duly transferred as agreed herein to Party B and/or other entity or person designated by it.

Article 10 Notice

10.1 Any notices, requests, demands and other communications required under this Agreement or to be given pursuant to this Agreement shall be made in writing and delivered to the relevant Party/ies.

10.2 If such a notice or other communication is sent by facsimile or electronic mail, it shall be deemed served when so sent, or if sent by personal delivery, upon a delivery face to face, or if sent by post, five (5) days after the day mailed.

Article 11  Liability for Breach

11.1 The Parties consent and acknowledge that if either Party (the “Breaching Party”) substantially breaches any agreement hereunder or substantially fails to perform any of its obligations hereunder, in each case constituting a breach under this Agreement (the “Breach”), the non-breaching Party/ies has the right to request the Breaching Party to make a redress or take remedial actions within the reasonable period of time. If the Breaching Party fails to make any redress or take remedial actions within the above reasonable period of time or within fifteen (15) days after the non-breaching Party/ies sending a written notice to the Breaching Party for request of a redress of such Breach, the non-breaching Party/ies may elect to:

(1) terminate this Agreement and claim full damages against the Breaching Party; or

(2) require a specific performance of the obligations of the Breaching Party hereunder and claim full damages against the Breaching Party.
But in no event may Party A or Party C require a termination of this Agreement for any cause pursuant to the above Article 11.1 (1).

11.2 The rights and remedies provided herein are cumulative and shall not exclude other rights or remedies available in law.

11.3 Notwithstanding the other provisions hereof, this Article Twelve shall survive the suspension or termination of this Agreement.

Article 12 Miscellaneous

12.1 This Agreement is prepared in Chinese and English, and each language with six counterparts, and all the counterparts shall have the same effectiveness. If any dispute of interpretation should arise, the Chinese version shall be considered the primary instrument.

12.2 The conclusion, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by the laws of the People’s Republic of China.

12.3 If any dispute arises out of the interpretation and performance of the provisions hereof among the Parties, the Parties shall resolve such dispute in good faith through consultation. If the dispute cannot be resolved through consultation, any Party may bring such dispute to Beijing Office of the China International Economic and Trade Arbitration Commission for a resolution through arbitration in accordance with its arbitration rules then in force. The place of arbitration shall be in Beijing. The arbitration proceedings shall be conducted in Chinese. The arbitral award shall be final and equally binding upon the Parties. This Article 12.3 shall survive the termination or cancellation of this Agreement.

12.4 No failure or delay of a Party to exercise any right, power and remedy available to it under this Agreement or law (“Such Party’s Rights”) shall constitute a waiver of such right.

12.5 Article headings in this Agreement are included herein for convenience of reference only and in no event shall be used for or affect the interpretation of the terms of this Agreement.

12.6 Each provision of this Agreement may be severed and separated from each of the other provisions hereof. If at any time one or more of the provisions hereof become invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected.

12.7 This Agreement, when executed, shall supersede any other legal instrument previously executed by and between the Parties with respect to the same subject matter. Any amendment or supplement to this Agreement shall be in writing and become effective after duly signed by the Parties.

12.8 Without the prior written consent of Party B, neither Party A nor Party C may assign any of its rights and/or obligations under this Agreement to any third party. Upon a notice served on Party A and Party C, Party B has the right to assign any of its rights and/or obligations hereunder to any third party designated by it.

12.9 This Agreement shall be binding upon the lawful successors of each Party.

  Signature Page

Party A:

Shareholder A: Dalian Dongfangzheng Development Co., Ltd.

Legal Representative: An Fengbin

Signature/Seal:

Shareholder B: Wang Yu

Signature:

Shareholder C: Wang Jing

Signature:

Shareholder D: Wang Xin

Signature:

PARTY B: Dalian Fusheng Consulting Co., Ltd.

Legal Representative: LAI Wai Chi

Signature/Seal:

PARTY C: Dalian Xingyuan Marine Bunker Co., Ltd.

Legal Representative: An Fengbin

Signature/Seal:

Appendix 1

Form of Exercise Notice

To: [Dalian Dongfangzheng Development Co., Ltd., Wang Yu, Wang Jing, and Wang Xin]

Whereas you, our company and Dalian Xingyuan Marine Bunker Co., Ltd. (“Party C”) entered into a Purchase Option Agreement (the “Option Agreement”) dated March 26, 2009, pursuant to which you shall, at the request of our company and to the extent permitted under PRC laws and regulations, transfer the equity interests you hold in Party C to our company or any third party designated by our company.

Therefore, now our company serves this notice on you as below:

Our company hereby proposes to exercise the Purchase Option under the Purchase Option Agreement and our company will be transferred [    ]% of equity interests you hold in Party C (the “Transferred Shares”). Upon receipt of this notice, please immediately transfer the Transferred Shares to our company as agreed in the Purchase Option Agreement.

Best regards,

                                  Dalian Fusheng Consulting Co., Ltd.
                                  (Official Seal)

                                  Authorized Representative:

                                  Signature:

                                  Date: